Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

TLG ACQUISITION ONE CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Other	31,028,750(1)	—	$324,250,438(2)	0.00011020	$35,732

Fees to Be Paid	Equity	Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share	Other	2,146,715(3)	—	$7,155,717(4)	0.00011020	$789

Fees to Be Paid	Equity	Class A common stock upon the redemption of Series A Cumulative Redeemable Preferred Stock	Other	21,467,150(5)	—	—	—	(6)

Fees to Be Paid	Equity	Warrants to Purchase Class A common stock	Other	2,056,682(7)	—	—	—	(8)

Fees to Be Paid	Equity	Class A common stock underlying the Warrants	Other	2,056,682(9)	—	$21,492,327(10)	0.00011020	$2,368

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$352,898,482		$38,889

	Total Fees Previously Paid							—

	Total Fee Offsets							$61,248

	Net Fee Due							$0

(1)

Represents the estimated maximum number of shares of Class A common stock (“Common Stock”) of TLG Acquisition One Corp. (the “Registrant”) to be issued to holders of common stock, preferred stock, options, warrants and other convertible securities of Electriq Power, Inc. (“Electriq”) upon the completion of the merger (the “Merger”) contemplated by the Merger Agreement, dated as of November 13, 2022, as amended on December 23, 2022, March 22, 2023 and June 8, 2023, by and among the Registrant, Eagle Merger Corp. and Electriq (as amended, the “Merger Agreement”), estimated solely for the purpose of calculating the registration fee.

(2)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. Such amount equals the product of (i) $10.45, the average of the high and the low prices per share of the Common Stock, as reported on the New York Stock Exchange on July 06, 2023, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (ii) the maximum aggregate number of shares of Common Stock of the Registrant proposed to be issued pursuant to this Registration Statement on Form S-4.

(3)

Represents the estimated maximum number of shares of Series A Cumulative Redeemable Preferred Stock (“TLG preferred stock”) to be issuable to holders of Series B Cumulative Redeemable Preferred Stock of Electriq (“Electriq cumulative preferred stock”) upon the completion of the Merger, comprised of (i) 1,411,500 shares of TLG preferred stock to be issued upon the completion of the Merger in exchange for the outstanding shares of Electriq cumulative preferred stock immediately prior to the closing of the Merger and (y) 735,215 shares of TLG preferred stock expected to be issued as payable in kind dividends of 15% per annum on or prior to the third anniversary of the closing of the Merger.

(4)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(2) under the Securities Act. Electriq is a private company, no market exists for its securities and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price for the shares of TLG preferred stock expected to be issued pursuant to the Merger is one-third of the aggregate stated value or liquidation preference of the shares of Electriq preferred stock expected to be exchanged in the Merger.

(5)

Represents 21,467,150 shares of Common Stock reserved for issuance (the “Reserved Shares”), which represents the maximum number of shares of Common Stock that may be issued upon the redemption of the 2,146,715 shares of TLG preferred stock registered on this Registration Statement on Form S-4.

(6)	No separate registration fee required pursuant to Rule 457(i) under the Securities Act.
(7)	Consists of up to 2,056,682 of the Registrant’s warrants that may be issued in exchange for Electriq’s warrants outstanding immediately prior to the closing of the Merger (the “Replacement Warrants”).
(8)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(9)	Represents the estimated maximum number of shares of Common Stock issuable upon the exercise of the Replacement Warrants.
(10)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f)(1) and 457(c) under the Securities Act. Such amount equals the product of (i) $10.45, the average of the high and the low prices per share of the Registrant’s Common Stock, as reported on the New York Stock Exchange on July 6, 2023, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (ii) 2,056,682 shares of Common Stock of the Registrant issuable in exchange for the Replacement Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		S-4	333-268349	November 14, 2022		$61,248(11)

Fee Offset Sources	TLG Acquisition One Corp.	S-4	333-268349		July 10, 2023		$38,889(12)

(11)	The Registrant previously paid $61,248 upon the initial filing of this Registration Statement on Form S-4 on November 14, 2022.
(12)

Pursuant to the recalculation procedure set forth in Instruction 2.A.iv of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-4, the Registrant has recalculated the filing fee due for this Registration Statement on Form S-4 and has claimed an offset of $61,248 pursuant to Rule 457(b) under the Securities Act as set forth in Table 2. The $61,248 offset corresponds to the fee the Registrant previously paid in connection with the 55,634,269 shares of Common Stock previously registered upon the initial filing of this Registration Statement on Form S-4 on November 14, 2022. The number of shares of Common Stock registered on this Registration Statement on Form S-4 has been decreased to 33,085,432 pursuant to this Amendment No. 5 (excluding the Reserved Shares for which no separate registration fee is required pursuant to Rule 457(i) under the Securities Act). The Registrant confirms that (i) this Amendment No. 5 is a pre-effective amendment, (ii) it has increased the amount of shares of TLG preferred stock registered on this Registration Statement on Form S-4 pursuant to this Amendment No. 5 from 0 to 2,146,715, (iii) it has increased the amount of TLG warrants registered on this Registration Statement on Form S-4 pursuant to this Amendment No. 5 from 239,532 to 2,056,682, (iv) it has decreased the amount of shares of Common Stock registered on this Registration Statement on Form S-4 pursuant to this Amendment No. 5 from 55,634,269 to 33,085,432 (excluding the Reserved Shares for which no separate registration fee is required pursuant to Rule 457(i) under the Securities Act), and (v) it has not relied on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing or any prior pre-effective amendments to this Registration Statement on Form S-4.